================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 MPS GROUP, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] MPS Group/TM/

                                MPS GROUP, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                                APRIL 25, 2002

DEAR MPS GROUP, INC. SHAREHOLDER:

   On behalf of the Board of Directors and management of MPS Group, Inc. (the "Company"), we cordially invite you to attend the annual meeting of shareholders (the "Annual Meeting") to be held on Monday, May 20, 2002, at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

   In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to shareholders' questions.

   It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

    /s/ Derek E. Dewan                 /s/ Timothy D. Payne

    DEREK E. DEWAN                     TIMOTHY D. PAYNE
    Chairman of the                    President and
    Board of Directors                 Chief Executive Officer

                                MPS GROUP, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 2002

TO THE HOLDERS OF COMMON STOCK:

   PLEASE TAKE NOTICE that the annual meeting of shareholders (the "Annual Meeting") of MPS Group, Inc. (the "Company") will be held on Monday, May 20, 2002 at 9:00 a.m., local time, at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

   The Annual Meeting will be held for the following purposes:

1. To elect ten directors to serve terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on April 5, 2002, are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Timothy D. Payne
                                          TIMOTHY D. PAYNE,
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

Dated: April 25, 2002
Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                MPS GROUP, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD MAY 20, 2002

                                 INTRODUCTION

   This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of MPS Group, Inc., a Florida corporation (the "Company"), on or about April 25, 2002, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of the Company to be held on Monday, May 20, 2002, at 9:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

   Only shareholders of record at the close of business on April 5, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 98,728,605 shares of Common Stock, par value $.01 per share (the "Common Stock").

                               VOTING PROCEDURES

   The Board of Directors has designated Derek E. Dewan and Timothy D. Payne, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting, notifying the Secretary of the Company or his delegate and voting in person. The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible. If sufficient votes in favor of the election of directors are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

   Each outstanding share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. The Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Bylaws further provide that other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Company's Articles of Incorporation. Therefore, although abstentions and broker non-votes are counted for quorum purposes, abstentions and broker non-votes generally have no effect under Florida law. A broker non-vote occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.

   Regarding the election of Directors, shares may be voted for or withheld from each nominee. Abstentions and broker non-votes will have no effect on the election of Directors.

   Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted "FOR" the election of all nominees.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

   At the Annual Meeting, ten individuals will be elected to serve as directors of the Company for terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee is presently available for election and is a member of the Board of Directors. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

   Information concerning the Board of Directors' nominees, based on data furnished by them, is set forth below. There are no family relationships between any directors or executive officers of the Company.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                                                                                Year First
                                             Positions With the Company;                          Became
                                            Principal Occupations during                        Director of
      Name (Age)                          Past 5 Years; Other Directorships                     the Company
---------------------- ------------------------------------------------------------------------ -----------
Derek E. Dewan (47)*   Chairman of the Board of the Company since June 1996; President and         1994
                       Chief Executive Officer of the Company from January 1, 1994 to
                       November 1, 2000 and March 1, 2001, respectively; Director since
                       January 28, 1994; Partner with the accounting firm of Coopers &
                       Lybrand LLP (now PricewaterhouseCoopers LLP) for more than five years prior to joining the Company, most recently as the managing partner of the Jacksonville, Florida office.

Timothy D. Payne (43)  President and Chief Executive Officer of the Company since November         2000
                       1, 2000 and March 1, 2001, respectively; Director since November 10,
                       2000; President and Chief Operating Officer of Modis, Inc., a subsidiary of the Company, from March 1997 to December 2000; from 1994 until
                       March 1997, President and Chief Executive Officer of Openware
                       Technologies, Inc., a systems integrator which was acquired by the
                       Company in June 1996.

Peter J. Tanous (63)*. President of Lynx Investment Advisory, Inc. since 1984. Previously          1997
                       Executive Vice President of Bank Audi (U.S.A.), Chairman of Petra
                       Capital Corporation, and First Vice President and International Regional
                       Director with Smith Barney. Mr. Tanous currently serves on the Board of Directors of Cedars Bank, Kistler Aerospace Corporation, Interstate
                       Resources, Inc., and TechniFlite of America, Inc., and is a member of the Board of Trustees of Georgetown University.

T. Wayne Davis (55).+  Private investor for the past five years; President and Chairman of the     1994
                       Board of Tine W. Davis Family-WD Charities, Inc.; President of Red
                       Wing Properties, Inc.; Director of Enstar Group, Inc., Winn-Dixie
                       Stores, Inc., Secured Document Systems, Inc., and Associated Industries
                       Insurance Services, Inc.

John R. Kennedy (71).+ Retired as President, Chief Executive Officer and Director of Federal       1999
                       Paper Board Company in 1996 after 44 years with that company.
                       Currently serves as a Director of International Paper Company, Spartech
                       Corporation, Pioneer Companies, Inc., and Chase Brass Industries, Inc.,
                       and is a member of the Board of Trustees of Georgetown University.

                                                                                                 Year First
                                               Positions With the Company;                         Became
                                              Principal Occupations during                       Director of
       Name (Age)                           Past 5 Years; Other Directorships                    the Company
------------------------- ---------------------------------------------------------------------- -----------
Michael D. Abney (66)     Retired as Senior Vice President and Chief Financial Officer of the       1997
                          Company on December 31, 2000; Senior Vice President of the
                          Company from March 1995 and Chief Financial Officer of the
                          Company from November 1992. He was a partner with Coopers &
                          Lybrand, LLP (now PricewaterhouseCoopers LLP) for 22 years prior to joining the Company, most recently as the managing partner of the Jacksonville, Florida office.

William M. Isaac (58)*.   Chairman of The Secura Group, a consulting firm providing                 2000
                          advisory services to financial institutions since 1986, and Chairman of Secura Burnett, LLC, an executive search firm servicing financial institutions since 1992; Senior Partner with the law firm of Arnold &
                          Porter in Washington, D.C. from 1986 to 1993; Chairman of the
                          Federal Deposit Insurance Corporation ("FDIC") from August 1981 to October 1985, member of the Board of the FDIC from 1978 through 1985.

George J. Mitchell (68)*  Special counsel to the law firm of Verner, Liipfert, Bernhard,            2000
                          McPherson & Hand in Washington, D.C., and senior counsel to the firm of Preti, Flaherty, Beliveau & Pachios in Portland, Maine;
                          United States Senator for fifteen years commencing in 1980; Senate
                          Majority Leader from 1989 to 1995. Senator Mitchell is a member of the boards of directors of Casella Waste Systems, Inc., FedEx Corp.,
                          Staples, Inc., Starwood Hotels & Resorts, Unilever, UNUM
                          Provident, US Tech Ventures, the Walt Disney Company, and Xerox
                          Corporation.

Michael L. Huyghue (40)+* President and Chief Executive Officer of Axcess Sports &                  2000
                          Entertainment, LLC since November 2001. Formerly Senior Vice
                          President of Football Operations for the Jacksonville Jaguars NFL
                          football franchise. Mr. Huyghue joined the Jaguars in 1994 as Vice
                          President of Football Operations and was promoted to Senior Vice
                          President in 1996. Prior to joining the Jaguars, Mr. Huyghue was
                          Vice President of Administration and General Counsel for the
                          Detroit Lions NFL football franchise in 1992, Vice President of
                          Administration and General Counsel of the World League and
                          General Manager of the Birmingham Fire football franchise in 1991 and from 1987 to 1990 was labor relations counsel to the NFL's
                          Management Council.

Darla D. Moore (48)       Partner, Rainwater, Inc., a private investment firm, since 1994. Prior    2002
                          to joining Rainwater, Inc., Managing Director of Chase Bank.
                          Ms. Moore is a member of the boards of directors of Magellan
                          Health Services, Martha Stewart Living Omnimedia, and the
                          Harry Ransom Humanities Research Center, and is a member of the
                          Chase Manhattan Corporation National Advisory Board.
                          Additionally, Ms. Moore serves on the South Carolina Governor's
                          Commission on Teacher Quality, the Chamber of Commerce
                          Excellence in Education Council, and the Commission on Higher
                          Education Business Advisory Council, as well as the University of
                          South Carolina Board of Trustees.

--------
* Current member of the Nominating Committee.
.. Current member of the Audit Committee.
+ Current member of the Compensation Committee.

   BOARD OF DIRECTORS AND STANDING COMMITTEES. Regular meetings of the Board of Directors are held approximately four times a year, with special meetings as needed. During 2001, the Board of Directors held seven (7) meetings. Senator Mitchell was unable to attend three (3) telephonic meetings. However, Senator Mitchell attended in person four (4) regularly scheduled meetings. Each other director attended at least 75% of the aggregate of: (i) all meetings of the Board of Directors and (ii) all meetings of Board committees on which he served during 2001.

   The Board of Directors has established three standing committees and one special committee. The three standing committees are: the Audit Committee, the Compensation Committee, and the Nominating Committee. The special committee is the Corporate Governance Committee. All of the committees are described below. Members of these committees are generally elected annually by the Board of Directors, but changes may be made at the Board's discretion at any time.

   AUDIT COMMITTEE. The Audit Committee was comprised of Messrs. Tanous (Chairman), Davis, Isaac and Kennedy during 2001. The Audit Committee met four
(4) times during 2001. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors. On March 27, 2000, based upon the recommendations of the Blue Ribbon Committee of the New York Stock Exchange and the National Association of Securities Dealers and in accordance with the Securities and Exchange Commission's recent rulemaking regarding Audit Committees, the Audit Committee approved an Audit Committee Charter effective in June 2000 which states more specifically the responsibilities of the Audit Committee. The Audit Committee Charter was approved by the entire Board in 2000, and has been reviewed and reaffirmed in each year thereafter.

   COMPENSATION COMMITTEE. The Compensation Committee was comprised of Messrs. Davis (Chairman), Kennedy and Huyghue during 2001. During 2001, the Compensation Committee met six (6) times. This Committee has the responsibility of approving the compensation arrangements for senior management of the Company, including annual incentive compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate.

   NOMINATING COMMITTEE. The Nominating Committee was comprised of Messrs. Tanous (Chairman), Dewan, Isaac, Mitchell and Huyghue during 2001. In March 2002, the Committee nominated Darla Moore for membership on the Board. This Committee's principal responsibility is to investigate and nominate potential members of the Board. This Committee relies on the procedures in the Company's Bylaws to consider nominees recommended by shareholders.

   CORPORATE GOVERNANCE COMMITTEE. In March 2002, the Company created the Corporate Governance Committee to oversee compliance with good corporate governance practices. Mr. Huyghue will chair this Committee and the Board expects to nominate the members of this Committee in the near future.

                     PRINCIPAL SHAREHOLDERS AND SECURITIES
                            OWNERSHIP OF MANAGEMENT

   The following table shows the beneficial ownership as of April 5, 2002 of:
(i) each director and nominee for director, (ii) the Named Executive Officers, as defined below, (iii) those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.

                                                                 Shares Beneficially Owned
                                                                 ------------------------
Name                                                                Number      Percent(1)
----                                                              ---------     ----------
Derek E. Dewan(2)............................................... 5,303,100         5.16%
T. Wayne Davis(3)...............................................   412,067            *
Peter J. Tanous(4)..............................................   157,667            *
John R. Kennedy(5)..............................................   112,001            *
Michael D. Abney(6)............................................. 1,015,539         1.02%
William M. Isaac(7).............................................    12,000            *
George J. Mitchell(8)...........................................    20,000            *
Michael L. Huyghue(9)...........................................    18,500            *
Timothy D. Payne(10)............................................   680,667            *
Darla Moore(11).................................................         0            *
Robert P. Crouch(12)............................................   429,088            *
Marc M. Mayo(13)................................................   484,334            *
John L. Marshall III(14)........................................    24,558            *
Stephen R. Parker(15)...........................................   150,000            *
Legg Mason, Inc.(16)............................................ 5,236,600         5.30%
All directors and executive officers as a group (17 persons)(17) 8,879,851         8.39%

--------

*   Indicates less than 1%.

(1) Percentage is determined on the basis of 98,728,605 shares of Common Stock outstanding as of April 5, 2002, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

(2) Mr. Dewan's shares consist of: (i) 286,100 shares held in his name; (ii) 4,057,000 shares represented by options exercisable within 60 days of April 5, 2002; and (iii) 960,000 restricted shares that will vest on the fifth anniversary of their grant, unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares shall immediately vest.

(3) Mr. Davis beneficially owns or has options to acquire 520,400 shares of Common Stock, including the 412,067 shares shown in the table above. Mr. Davis' shares consist of: (i) 130,000 shares held in his name; (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation, over which Mr. Davis has sole voting and dispositive power; (iii) 5,400 held in Mr. Davis' wife's name; (iv) 246,667 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (v) options for 108,333 shares which vest over the next 2 years.

(4) Mr. Tanous owns or has options to acquire a total of 278,000 shares of Common Stock, including the 157,667 shares shown in the table above. Mr. Tanous' shares consist of: (i) 3,000 shares held in his name; (ii) 154,667 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (iii) options for 120,333 shares which vest over the next 2 years.

(5) Mr. Kennedy owns or has options to acquire 263,000 shares of Common Stock, including the 112,001 shares shown in the table above. Mr. Kennedy's shares consist of: (i) 8,000 shares held in his own name; (ii) 104,001 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (iii) options for 150,999 shares which vest over the next 2 years.

(6) Mr. Abney's shares consist of: (i) 12,820 shares held in his name; (ii) 12,719 shares held in his son's name; and (iii) 990,000 shares held pursuant to options that are exercisable within 60 days of April 5, 2002.

(7) Mr. Isaac owns or has options to acquire 135,000 shares of Common Stock, including the 12,000 shares shown in the table above. Mr. Isaac's shares consist of: (i) 12,000 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (ii) options for 123,000 shares which vest over the next 3 years.

(8) Mr. Mitchell owns or has options to acquire 175,000 shares of Common Stock, including the 20,000 shares shown in the table above. Mr. Mitchell's shares consist of: (i) 20,000 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (ii) options for 155,000 shares which vest over the next 3 years.

(9) Mr. Huyghue owns or has options to acquire 141,500 shares of Common Stock, including the 18,500 shares shown in the table above. Mr. Huyghue's shares consist of: (i) 2,500 shares held in his name; (ii) 4,000 shares held in his wife's name; (iii) 12,000 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (iv) options for 123,000 shares which vest over the next 3 years.

(10) Mr. Payne owns or has options to acquire 1,180,667 shares of Common Stock, including the 680,667 shares shown in the table above. Mr. Payne's shares consist of: (i) 10,000 shares held in his own name; (ii) 200,000 restricted shares that vest over 3 years; (iii) 470,667 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (iv) options for 500,000 shares which vest over the next 2 years.

(11) Ms. Moore owns or has options to acquire a total of 60,000 shares of Common Stock, which vest over the next 5 years.

(12) Mr. Crouch owns or has options to acquire 632,421 shares of Common Stock, including the 429,088 shares shown in the table above. Mr. Crouch's shares consist of: (i) 2,500 shares held in his own name; (ii) 50,000 restricted shares that vest over 3 years; (iii) approximately 3,254 shares held in the Company's 401(k) plan; (iv) 373,334 shares held pursuant to options that are exercisable within 60 days of April 5, 2002; and (v) options for 203,333 shares which vest over the next 2 years.

(13) Mr. Mayo owns or has options to acquire 542,667 shares of Common Stock, including the 484,334 shares shown in the table above. Mr. Mayo's shares consist of: (i) 1,000 shares held in his own name; (ii) 483,334 options exercisable within 60 days of April 5, 2005; and (iii) options for 58,333 shares which vest on June 30, 2002.

(14) Mr. Marshall owns or has options to acquire 107,891 shares of Common Stock, including the 24,558 shares shown in the table above. Mr. Marshall's shares consist of: (i) 800 shares held in his own name; (ii) 424 shares held by the Company's Deferred Compensation Plan; (iii) 23,334 options exercisable within 60 days of April 5, 2005; and (iv) options for 83,333 shares which vest over the next 2 years.

(15) Mr. Parker owns or has vested options to acquire 150,000 shares of Common Stock.

(16) Based on information the Company obtained from Legg Mason, Inc.'s Schedule 13-G/A filed as of December 31, 2001, the business address of Legg Mason, Inc. is 100 Light Street, Baltimore, MD 21202. Legg Mason, Inc. reports to have sole voting power for 5,236,600 shares of Common Stock and shared dispositive power for 5,236,600 shares of Common Stock. These shares are held by various subsidiaries of Legg Mason, Inc., including Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., and Brandywine Asset Management, LLC, all as investment advisers.

(17) Includes 7,155,304 shares held pursuant to options that are exercisable within 60 days of April 5, 2002.

                         COMPENSATION COMMITTEE REPORT

   The following Compensation Committee Report and Comparative Stock Performance does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report or Comparative Stock Performance by reference therein.

   The Company's overall compensation philosophy includes: attracting and retaining quality executive talent; reinforcing strategic performance objectives; and ensuring shared goals between the executive officers and shareholders. Thus, there are three components to executive compensation: base salary; incentive compensation; and equity participation.

   BASE SALARY. In establishing the base salaries of executive officers, attention is given to attracting and retaining quality management. The Company looks to both the levels of compensation in the information technology and professional services industry and the marketplace for executives with similar experience and abilities to determine the amount of base compensation. The Company's intent with respect to base compensation, which has been established pursuant to employment agreements in the case of Messrs. Dewan, Payne, Crouch, Mayo and Marshall that are described elsewhere in this Proxy Statement, is to set the level commensurate with the total compensation level of the industry and marketplace and emphasize incentive compensation and equity participation based upon performance.

   INCENTIVE COMPENSATION. During 1999, with advice from William M. Mercer Company, the Compensation Committee adopted the Senior Executive Annual Incentive Plan (the "Incentive Plan"). The purposes of the Incentive Plan are to encourage management to focus on key corporate, business unit, and individual performance objectives, to align management efforts and rewards with shareholder interests, and to assist in the attraction and retention of qualified management talent through a competitive compensation package. Under the Incentive Plan, each Senior Executive Officer is assigned certain financial and other targets and the incentive compensation is based, in large part, upon the achievement by the Company, business unit and Senior Executive Officer of such targets.

   EQUITY PARTICIPATION. The Committee strongly believes that, to encourage the long-term growth of shareholders' value, each executive officer must have some form of equity participation. Thus, each of the executive officers participates in stock ownership via either pre-existing ownership of stock or via stock options. During 2001, pursuant to the Company's stock plans, there were option or restricted stock grants for 6,424,868 shares of Common Stock to executive officers and 5,354,039 shares of Common Stock to other employees.

   During 2001, the Company granted options to replace options that had previously been cancelled under a program called the 2001 Voluntary Stock Option Exchange Plan (the "Exchange Plan"). Under the Exchange Plan, all Company employees who had received options under or who received special grants outside of the Company's 1995 Amended and Restated Stock Option Plan (the "1995 Plan") were given a choice to cancel stock options granted to them in exchange for new options in the future. The Company completed the Exchange Plan by issuing 8.2 million new options on August 13, 2001. Vested options were cancelled and re-granted on a one-for-one basis and were immediately vested upon re-grant under the Exchange Plan. Unvested options were cancelled and re-granted on a one-for-two basis and will vest in equal installments over a three year period from the date of re-grant. The exercise price of all options issued under the Exchange Plan is $6.00, the market price of the Company's stock on August 13, 2001.

   The Committee approved the Exchange Plan because it believed that existing options no longer had sufficient value to motivate and retain employees because of the prolonged period that option exercise prices had been substantially above the market price. The Committee also concluded that the reductions in the U.S. equity market in general and in the Company's peer group specifically had a significant effect on the Company's stock price that was unrelated to senior management's performance. The Committee determined that senior management would be re-incentived by allowing them to participate in the Exchange Plan.

   The table below provides information concerning the stock options covered by the Exchange Plan for the Company's executive officers.

                        TEN-YEAR OPTION/SAR REPRICINGS

   (This table heading and the column below use the term "repricing" or "repriced" as required by applicable regulation. However, as described above, the Exchange Plan was not a repricing under Generally Accepted Accounting Principals.)

                               Number of
                               Securities                                                         Length of Original
                               Underlying  Market Price of Exercise Price at                         Option Term
                              Options/SARS  Stock at Time       Time of      Number of     New    Remaining at Date
                              Repriced or  of Repricing or   Repricing or     Options   Exercise   of Repricing or
        Name           Date   Amended (#)   Amendment ($)    Amendment ($)   Re-granted Price ($)     Amendment
-------------------- -------- ------------ --------------- ----------------- ---------- --------- ------------------
Derek E. Dewan       08/13/01  1,200,000       $ 6.00           $14.50       1,200,000   $ 6.00         5 years
Derek E. Dewan       08/13/01    500,000       $ 6.00           $26.13         500,000   $ 6.00         5 years
Derek E. Dewan       08/13/01    500,000       $ 6.00           $22.38         500,000   $ 6.00         7 years
Derek E. Dewan       08/13/01    950,000       $ 6.00           $14.63         950,000   $ 6.00         8 years
Derek E. Dewan       08/13/01    500,000       $ 6.00           $14.63         500,000   $ 6.00         8 years
Derek E. Dewan       08/13/01    100,000       $ 6.00           $ 4.88         100,000   $ 6.00         9 years
Timothy D. Payne     08/13/01      4,000       $ 6.00           $24.00           4,000   $ 6.00         5 years
Timothy D. Payne     08/13/01    133,333       $ 6.00           $16.38         133,333   $ 6.00         6 years
Timothy D. Payne     08/13/01    333,334       $ 6.00           $11.13         333,334   $ 6.00         7 years
Robert P. Crouch     08/13/01    200,000       $ 6.00           $ 3.94         200,000   $ 6.00        10 years
Robert P. Crouch     08/13/01    100,000       $ 6.00           $12.56          66,667   $ 6.00         8 years
Robert P. Crouch     08/13/01    100,000       $ 6.00           $22.38          80,000   $ 6.00         7 years
Robert P. Crouch     08/13/01     70,000       $ 6.00           $16.38          70,000   $ 6.00         6 years
Robert P. Crouch     08/13/01     10,000       $ 6.00           $19.75          10,000   $ 6.00         6 years
Marc M. Mayo         08/13/01    100,000       $ 6.00           $18.38         100,000   $ 6.00         6 years
Marc M. Mayo         08/13/01    150,000       $ 6.00           $22.38         150,000   $ 6.00         7 years
Marc M. Mayo         08/13/01    100,000       $ 6.00           $12.56          66,667   $ 6.00         8 years
John L. Marshall III 08/13/01     30,000       $ 6.00           $12.50          25,000   $ 6.00         7 years
John L. Marshall III 08/13/01     10,000       $ 6.00           $10.00           6,667   $ 6.00         8 years
Tyra H. Tutor        12/15/98     20,000       $14.44           $16.13          20,000   $14.44         8 years
Tyra H. Tutor        08/13/01     10,000       $ 6.00           $11.13           7,000   $ 6.00         7 years
Tyra H. Tutor        08/13/01     20,000       $ 6.00           $14.44          15,000   $ 6.00         6 years
Tyra H. Tutor        08/13/01     12,000       $ 6.00           $10.63           7,200   $ 6.00         8 years

   CHIEF EXECUTIVE OFFICER. Mr. Payne became Chief Executive Officer of the Company on March 1, 2001. Mr. Payne's base annual compensation of $500,000 was set by agreement, and he received $332,000 in incentive compensation based upon his performance in 2001. In determining Mr. Payne's incentive compensation, the Compensation Committee developed an evaluation of his performance based upon his achievement relative to several individual performance objectives set by the Compensation Committee at the beginning of the year, including: development and implementation of Company-wide and division-specific strategic plans, goals, financial targets, and marketing objectives; effective representation of the Company to the investment community; development and implementation of employee relations and corporate culture initiatives to foster the traits of accountability, respect, teamwork, honesty, open communication, and to maximize talent, and to contain costs to maximize profitability. The Compensation Committee considers the amount of Mr. Payne's compensation for services during 2001 to be reasonable.

   Until March 1, 2001, Mr. Dewan was Chief Executive Officer of the Company. Mr. Dewan received no incentive compensation in 2001. Mr. Dewan's annual base compensation of $500,000 was set by agreement until March 1, 2001 and the Compensation Committee considers the amount of Mr. Dewan's compensation for services during 2001 to be reasonable. In connection with Mr. Payne's appointment to be Chief Executive Officer effective as of March 1, 2001, the Compensation Committee agreed to grant Mr. Dewan an option to purchase 100,000 shares of Common Stock and to pay Mr. Dewan under certain of the termination provisions of his employment agreement, in exchange for which Mr. Dewan terminated that employment agreement. As a result, pursuant to Mr. Dewan's employment agreement, all unvested options held by Mr. Dewan became immediately vested and exercisable. Also pursuant to his employment agreement, Mr. Dewan was to have received a lump sum payment equal to three (3) times the sum of:
(i) his base salary as of the date of termination, and (ii) the target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In lieu of such cash payment and in consideration for his ongoing services as Chairman of the Board, Mr. Dewan accepted 960,000 restricted shares of Common Stock that will vest on the fifth anniversary of the grant unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares will immediately vest. This arrangement was approved by the Compensation Committee of the Board of Directors on March 30, 2001.

   To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Committee's control affect the deductibility of compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000 unless certain requirements are met. The Committee believes that the Amended and Restated 1995 Stock Option Plan complies with Section 162(m) and, therefore, stock options, restricted shares and stock appreciation rights ("SARs") granted under this plan up to an annual aggregate of 500,000 shares would qualify for the corporate tax deduction.

   As it has done in the past, the Committee intends to design future compensation awards for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company. However, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

   The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

   The foregoing report has been furnished by:

                                          MPS GROUP, INC.
                                          COMPENSATION COMMITTEE

                                          T. Wayne Davis, Chairman
                                          Michael L. Huyghue
                                          John R. Kennedy

                         COMPARATIVE STOCK PERFORMANCE

   The following graph compares the cumulative total shareholder return (stock price appreciation) on the Common Stock with the cumulative total return (stock price appreciation and reinvested dividends) on the S&P 500 index, and the common stock of eight companies in the information technology, e-business solutions, and/or professional services staffing business (the "Self-Determined Peer Group") as described below, for the period beginning December 31, 1996 and ending December 31, 2001 (the last trading date in the Company's 2001 fiscal year), assuming the reinvestment of any dividends and assuming the investment of $100 in each. The Common Stock was traded on the Nasdaq National Market until November 15, 1996, at which time it commenced trading on the New York Stock Exchange under the symbol ASI. On September 27, 1998, the Company's stock symbol on the New York Stock Exchange changed to MPS when it changed its name to Modis Professional Services, Inc. The Company changed its name to MPS Group, Inc. effective January 1, 2002, but maintained MPS as its stock symbol on the New York Stock Exchange.

                            [CHART]

              MPS Group, Inc.   S&P 500 Stocks   Self-Determined Peer Group
              ---------------   --------------   --------------------------
12/31/1996         100.00           100.00                100.00
12/31/1997         108.90           133.50                190.50
12/31/1998          69.20           172.20                190.10
12/31/1999          67.50           208.50                288.80
12/31/2000          19.50           190.00                135.10
12/31/2001          33.80           167.60                138.30

   Total return calculations for the Company, the S&P 500 Stocks and the Self-Determined Peer Group, were prepared by the Center for Research in Security Prices, The University of Chicago. The Self-Determined Peer Group is composed of the stocks of certain companies selected by the Company in the information technology, e-business solutions, and/or professional services staffing business, and includes the following companies: CDI Corp., Computer Horizons Corp., Keane, Inc., kforce.com, Inc., On Assignment, Inc., Robert Half International, Inc., Sapient Corp. and Scient Corp. Cambridge Technology Partners is no longer included in the Self-Determined Peer Group due to its acquisition by Novell, Inc. Total returns were calculated based on cumulative total return, assuming the value of the investment in the Common Stock and in each index on December 31, 1996 was $100 and that all dividends were reinvested. The indexes are reweighted daily, using the market capitalization on the previous trading day.

                            EXECUTIVE COMPENSATION

   At December 31, 2001, the Company's executive officers were Timothy D. Payne, President and Chief Executive Officer; Robert P. Crouch, Senior Vice President, Chief Financial Officer and Treasurer; Marc M. Mayo, Senior Vice President, Secretary and General Counsel; John L. Marshall III, Senior Vice President-Group Services, Deputy General Counsel and Assistant Secretary; Stephen R. Parker, Vice President, Sales; Tyra Tutor, Vice President, Corporate Finance and Business Development; Sheri O'Brien, Vice President, Operations; and Richard White, Vice President and Chief Information Officer.

   Mr. Crouch has served as Senior Vice President, Chief Financial Officer, and Treasurer since January 1, 2001. Mr. Crouch joined the Company in November 1995 as Director of Financial Reporting and in June 1997 was promoted to Vice President and Controller. Mr. Crouch was named Chief Accounting Officer in 2000. From 1992 to November 1995, he was employed by Arthur Andersen LLP as a certified public accountant. Mr. Crouch is 33 years old.

   Mr. Mayo has served as Senior Vice President and General Counsel since February 1, 1997 and as Secretary since May 1998. Prior to his employment with the Company, Mr. Mayo was with the law firm of Coffman, Coleman, Andrews & Grogan in Jacksonville, Florida for fourteen years, the last nine as a partner. Mr. Mayo is 47 years old. Mr. Mayo tendered his resignation on March 31, 2002, but Mr. Mayo will continue to serve during a transition period as Senior Vice President, General Counsel, and Secretary until April 30, 2002.

   Mr. Marshall served as Senior Vice President-Group Services, Deputy General Counsel and Assistant Secretary from February 7, 2001 until November 2001 when he became President of Special Counsel, Inc., a subsidiary of the Company. As a result of his appointment with Special Counsel, Inc., Mr. Marshall is no longer considered an executive officer of the Company. Mr. Marshall joined the Company in August 1998 as Vice President and Associate General Counsel. From March 1993 until 1998, Mr. Marshall was an attorney in the AT&T Law Department, from 1995 as Senior Attorney. From 1988 until 1993, he was an associate with the law firm of King & Spalding in Atlanta, Georgia. Mr. Marshall is 38 years old.

   Mr. Parker has served as Vice President-Sales since September 25, 2001. From May 1997 until September 2001, he served as Vice President of Sales and Marketing for the Company's professional services division. Mr. Parker joined the Company in 1995 as Director of Sales and Marketing. Mr. Parker is 39 years old. Mr. Parker resigned effective March 31, 2002.

   Mr. White has served as Vice President and Chief Information Officer since joining the Company in May 2000. From November 1996 to May 2000, Mr. White was Vice President and Chief Information Officer at Cellstar Corporation, a global provider of distribution and value-added logistics services to the wireless industry. Mr. White served as a director with BSG Alliance/IT from October 1995 to November 1996. Mr. White is 43 years old.

   Ms. O'Brien has served as Vice President-Operations since August 2001. From November 1997 to August 2001, Ms. O'Brien held the position of Senior Vice President-Operations for Modis, Inc., a subsidiary of the Company. Ms. O'Brien joined the Company in April 1992 as the managing director of Modis, Inc.'s Jacksonville, Florida branch. Ms. O'Brien is 44 years old.

   Ms. Tutor has served as Vice President-Corporate Finance and Business Development since January 1, 2001. Ms. Tutor joined the Company in May 1997 as Director-Office of the Chairman and in March 2000 was promoted to Vice President-Office of the Chairman. From January 1992 to May 1997, Ms. Tutor was employed as a certified public accountant for Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Ms. Tutor is 33 years old.

   The following table summarizes for the last three fiscal years the compensation paid or accrued by the Company for services rendered by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving the Company as executive officers on December 31, 2001 and whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001 (the "Named Executive Officers"). The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                         SUMMARY COMPENSATION SCHEDULE

                                                                        Long-Term
                                        Annual Compensation        Compensation Awards
                                      ------------------------ -------------------------
                                                                               Securities
                                                                 Restricted    Underlying      All Other
                                      Year Salary($) Bonus($)  Stock Award(s) Options/SARs  Compensation($)
                                      ---- --------- --------- -------------- ------------  ---------------
Derek E. Dewan....................... 2001  259,000         --    960,000      3,750,000(1)      49,658(7)
  Chairman and Chief Executive        2000  500,000         --         --        100,000(6)      49,478
  Officer (until March 2001)          1999  500,000    500,000         --      1,450,000(6)      48,282

Timothy D. Payne..................... 2001  500,000    332,000    200,000        970,667(2)     750,000(8)
  President and Chief Executive       2000  400,000  1,500,000         --             --             --
  Officer (effective March 2001)      1999  387,589    339,105         --             --             --

Robert P. Crouch..................... 2001  250,000    133,000     50,000        776,667(3)          --
  Senior Vice President, Chief        2000  225,000         --         --             --             --
  Financial Officer, and Treasurer    1999  150,000    125,000         --        100,000(6)          --

Marc M. Mayo......................... 2001  250,000    100,800         --        341,667(4)          --
  Senior Vice President, Secretary,   2000  250,000         --         --        200,000             --
  and General Counsel                 1999  250,000    175,000         --        100,000(6)          --

John L. Marshall III................. 2001  200,000     71,400         --        106,667(5)          --
  President--Special Counsel          2000  150,000         --         --             --             --
  (effective November 2001)
  Senior Vice President--Group
  Services (until November 2001)

Stephen R. Parker.................... 2001  225,000     77,000         --         50,000             --
  Vice President--Sales

--------
(1) 3,750,000 issued pursuant to the Exchange Plan.
(2) 470,667 issued pursuant to the Exchange Plan.
(3) 426,667 issued pursuant to the Exchange Plan.
(4) 316,667 issued pursuant to the Exchange Plan.
(5) 31,667 issued pursuant to the Exchange Plan.
(6) Cancelled February 12, 2001 pursuant to the Exchange Plan.
(7) Compensation includes $43,820 for life insurance premiums and $5,838 for disability insurance premiums.
(8) Amount forgiven pursuant to the terms of a Promissory Note issued by Mr. Payne in favor of the Company. For additional information, see "Certain Relationships and Related Transactions."

OPTIONS GRANTED IN LAST FISCAL YEAR

   The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ended December 31, 2001.

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                         Stock Price Appreciation for
                                                Individual Grants                               Option Term(2)
                         --------------------------------------------------------------- ----------------------------
                                               Percent of Total
                         Number of Securities Options Granted to  Exercise or
                          Underlying Options  Employees in Fiscal Base Price  Expiration
Name                           Granted               Year          ($/Sh)(1)     Date          5%            10%
----                     -------------------- ------------------- ----------- ----------   ----------    ----------
Derek E. Dewan..........        950,000(3)            7.6%           6.00      08/13/11   3,584,699      9,084,332
Derek E. Dewan..........      2,800,000(3)           22.4%           6.00      08/13/11  10,565,430     26,774,873
Timothy D. Payne........        470,667(3)            3.8%           6.00      08/13/11   1,776,000      4,500,732
Timothy D. Payne........        500,000               4.0%           3.85      09/25/11   1,210,622      3,067,954
Robert P. Crouch........        200,000(4)            1.6%           3.94      01/01/11     495,255      1,255,072
Robert P. Crouch........        150,000               1.2%           3.85      09/25/11     363,187        920,386
Robert P. Crouch........        426,667(3)            3.4%           6.00      08/13/11   1,609,972      4,079,984
Marc M. Mayo............         25,000                .2%           3.85      09/25/11      60,531        153,398
Marc M. Mayo............        316,667(3)            2.5%           6.00      08/13/11   1,194,901      3,028,114
John L. Marshall III....         75,000                .6%           3.85      09/25/11     181,593        460,193
John L. Marshall III....         31,667(3)             .3%           6.00      08/13/11     119,491        302,814
Stephen R. Parker.......         50,000                .4%           3.85      09/25/11     121,062        306,795

--------
(1) All options were granted at the market value on the date of grant based generally on the last sale price on the date of grant of the Common Stock.
(2) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock or the present or future value of the options.
(3) Issued pursuant to the Exchange Plan.
(4) This option grant was cancelled on February 12, 2001 under the 2001 Voluntary Stock Option Exchange Plan.

   The following table sets forth information regarding the number of options exercised, the value realized on such exercises and the value of unexercised options as of December 31, 2001, by each of the Named Executive Officers.

                   Aggregated Option Exercises in Last Fiscal
                     Year and Fiscal Year-End Option Values
                   ------------------------------------------

                                                                               Value of Unexercised
                                                   Number of Securities            In-the-Money
                         No. of Shares            Underlying Unexercised        Options at Fiscal
                          Acquired on   Value   Options at Fiscal Year End           Year End
Name                       Exercise    Realized Exercisable/Unexercisable  Exercisable/Unexercisable(1)
----                     ------------- -------- -------------------------- ----------------------------
Derek E. Dewan..........       0          0     4,057,000    /        --   4,879,790    /          --
Timothy D. Payne........       0          0       470,667    /   500,000     536,560    /   1,645,000
Robert P. Crouch........       0          0       373,334    /   203,333     425,601    /     554,300
Marc M. Mayo............       0          0       483,334    /    58,333     323,001    /     120,250
John L. Marshall III....       0          0        23,334    /    83,333      26,601    /     256,250
Stephen R. Parker.......       0          0       150,000    /        --     537,500    /          --

--------
(1) The closing price of the Company's Stock on the New York Stock Exchange on December 31, 2001, the last trading day of the Company's fiscal year, was $7.14.

EMPLOYMENT AGREEMENTS

   Until March 2001, Mr. Dewan's employment with the Company was governed by an Amended and Restated Employment Agreement effective January 1, 1999, that provided for an annual base salary of $500,000, plus targeted incentive compensation under the Incentive Plan of 100% of base salary. In connection with Mr. Payne's appointment to be Chief Executive Officer effective as of March 1, 2001, the Compensation Committee agreed to grant to Mr. Dewan an option to purchase 100,000 shares of Common Stock and to pay Mr. Dewan under certain of the termination provisions of his employment agreement, in return for which Mr. Dewan terminated that employment agreement. As a result, pursuant to Mr. Dewan's employment agreement, all unvested options held by Mr. Dewan became immediately vested and exercisable. Also pursuant to his employment agreement, Mr. Dewan was to have received a lump sum payment equal to three (3) times the sum of: (i) his base salary as of the date of termination and (ii) his target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In lieu of such cash payment and in consideration for his ongoing services as Chairman of the Board, Mr. Dewan accepted 960,000 restricted shares of Common Stock that will vest on the fifth anniversary of their grant, unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares shall immediately vest. Mr. Dewan continues to be employed by the Company at the pleasure of the Board at an annual salary of $200,000. This agreement does not provide for any incentive compensation and Mr. Dewan receives no Board fees.

   Effective November 1, 2000, the Company entered into an Amended and Restated Employment Agreement with Timothy D. Payne that provides for an annual base salary of $500,000 plus targeted incentive compensation under the Incentive
Plan of 100% of base salary. Pursuant to the agreement, if Mr. Payne's employment is terminated by the Company without cause or by Mr. Payne for good reason, he will receive a lump sum payment equal to three (3) times the sum of
(i) his base salary as of the date of termination and (ii) his target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Payne with good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Payne on such date. The term of this employment agreement expires every December 31st, subject to an automatic one year renewal unless terminated by either party in accordance with the terms of the employment agreement. The terms of Mr. Payne's restricted stock agreement provide for the immediate vesting of all unvested restricted shares upon a change in control of the Company or termination of his employment without cause.

   Effective January 1, 2001, the Company entered into an Amended and Restated Employment Agreement with Robert P. Crouch that provides for an annual base salary of $250,000 plus targeted incentive compensation under the Incentive Plan of 80% of base salary. Pursuant to the agreement, if Mr. Crouch's employment is terminated by the Company without cause or by Mr. Crouch for good reason, he will receive a lump sum payment equal to two (2) times the sum of
(i) his base salary as of the date of termination and (ii) his target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Crouch with good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Crouch on such date. The term of this employment agreement expires every December 31st, subject to an automatic one year renewal unless terminated by either party in accordance with the terms of the employment agreement. The terms of Mr. Crouch's restricted stock agreement provide for the immediate vesting of all unvested restricted shares upon a change in control of the Company or termination of his employment without cause.

   Effective January 1, 1999, the Company entered into an Employment Agreement with Marc M. Mayo that provides for an annual base salary of $250,000 plus targeted incentive compensation under the Incentive Plan of 80% of base salary. Pursuant to the agreement, if Mr. Mayo's employment is terminated by the Company without cause or by Mr. Mayo for good reason, he will receive a lump sum payment equal to two (2) times the sum of (i) his base salary as of the date of termination and (ii) his threshold bonus opportunity under the Incentive Plan based on the threshold bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Mayo with good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Mayo on such date. On March 31, 2002, Mr. Mayo tendered his resignation, but he will continue to serve during a transition period as Senior Vice President, General Counsel, and Secretary until April 30, 2002.

   Effective March 7, 1995, the Company entered into a Non-Compete and Confidentiality Agreement and a Confidentiality Agreement with Mr. Parker. Mr. Parker's employment is otherwise at-will. Mr. Parker resigned effective March 31, 2002.

   Effective February 1, 2001, the Company entered into an Amended and Restated Employment Agreement with John L. Marshall III that provides for an annual base salary of $200,000 plus targeted incentive compensation under the Incentive Plan of 60% of base salary. Pursuant to the agreement, if Mr. Marshall's employment is terminated by the Company without cause or by Mr. Marshall for good reason, he will receive a lump sum payment equal to two (2) times the sum of (i) his base salary as of the date of termination and (ii) his threshold bonus opportunity under the Incentive Plan based on the threshold bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Marshall with good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Marshall on such date. The term of this employment agreement is automatically renewed every December 31st, unless terminated by either party in accordance with the terms of the employment agreement.

DIRECTORS' COMPENSATION

   FEES AND OTHER COMPENSATION. During 2001, each non-employee director received from the Company an annual retainer (paid quarterly) of $25,000, Committee chairs received an additional fee of $2,500, and attendance fees of $1,000 per Board meeting ($500 for telephonic meetings), and $500 for Committee meetings not held on the day of a regularly scheduled Board meeting.

   AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN. The Company provides a stock option plan for non-employee directors (the "Director Plan"). A total of 1,600,000 shares of Common Stock are currently reserved for issuance under the Director Plan. The Director Plan is administered by the full Board of Directors.

   The Director Plan provides for the issuance of non-qualified options to purchase 60,000 shares of Common Stock to each new non-employee director, upon first being appointed or elected, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a five-year period. The awards have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.

   In addition, the Director Plan provides for the annual issuance of non-qualified options to purchase 20,000 shares of Common Stock to each director, upon reelection, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a three-year period. The Board of Directors may also grant additional options to non-employee directors from time to time as the Board may determine in its discretion. The Board has agreed to assess the continued viability of this Plan in light of proposed accounting changes, which make the Director Plan costlier to the Company. In the absence of continuing to award stock options, the Board will consider other forms of equity participation for non-employee directors.

   In September 2001, the unaffected members of the Board awarded options to purchase 100,000 shares of Common Stock under their discretionary authority under the Director Plan to each of Messrs. Tanous, Davis, Kennedy, Huyghue, Isaac and Mitchell for their valuable services during their tenure as directors.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   The Compensation Committee, which was formed in fiscal 1994, is presently comprised of Messrs. Davis, Kennedy and Huyghue. Until February 2002, Mr. Davis, the Chairman of the Company's Compensation Committee, was the Chairman of the Board of Transit Group, Inc. Mr. Dewan served on the Board of Directors of Transit Group, Inc. until January 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In 2001, the Company entered into a consulting services agreement with Senator Mitchell whereby he will provide consulting services with respect to a variety of matters affecting the Company's business operations and development efforts. Senator Mitchell will receive payments of $50,000 for such services each year, subject to a maximum additional amount of $50,000 depending upon the success of Senator Mitchell's consulting services. On March 1, 2001, Mr. Payne executed a promissory note in favor of the Company in the principal amount of $1,500,000. Mr. Payne voluntarily returned 167,666 options to purchase shares of Common Stock in consideration of the loan from the Company. The note matures on January 1, 2003 and bears interest at the rate of 4.86% per annum. Principal and interest that would otherwise come due from time to time under the note will be forgiven if Mr. Payne is in the employ of the Company (including its subsidiaries and affiliates) on such date, Mr. Payne's employment is terminated without cause by the Company or for good reason by Mr. Payne, Mr. Payne dies or is disabled, or there is a change in control of the Company. On January 1, 2002, $750,000 of principal was forgiven under the terms of the note, leaving a current principal balance outstanding of $750,000. Mr. Payne's promissory note was approved by the Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are "independent" as such term is used in standards established by the New York Stock Exchange.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. The Company is not aware of any failure to timely file any report required by Section 16(a).

                         REPORT OF THE AUDIT COMMITTEE

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

   During 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee that was approved by the full Board on March 27, 2000. During 2001, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange ("NYSE") of new rules governing Audit Committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the NYSE's new rules as interpreted by the Board and within the meaning of the Company's Audit Committee Charter. In addition, the required number of Audit Committee members have accounting and financial management experience, as the Board interprets those terms in its business judgment.

   The Audit Committee's primary responsibilities fall into three broad categories:

   (1) The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

   (2) The Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees as well as any other services being provided to the Company, and determining whether the outside auditors are independent; and

   (3) The Audit Committee oversees management's implementation of effective systems of internal controls, including review (with and without management present) with internal and independent auditors, of such control systems as well as policies relating to legal and regulatory compliance, ethics, and conflicts of interests, and the activities and recommendations of the Company's internal auditors.

   In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has considered such discussions and considered whether the provision of services discussed below under "Audit and Accounting Related Expenses-Financial Information Systems Design and Implementation Fees" and "Audit and Accounting Related Expenses-All Other Fees" are compatible with maintaining PricewaterhouseCoopers LLP's independence, and has satisfied itself that the provision of these services is so compatible.

   In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee recommended to the Board of Directors, and the Board approved, the retention of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

Audit and Accounting Related Expenses

   During fiscal year 2001, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to the Company as follows:

   (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements and review of financial statements in the Company's Form 10-Q Reports: $591,704.

   (b)  Financial Information Systems Design and Implementation Fees:  $0.00.

   (c) All Other Fees: Includes fees associated with tax compliance and advisory services and fees associated with registration statements and other filings with the Securities and Exchange Commission: $278,826.

   The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

Audit Committee Members

 Peter J. Tanous (Chairman)    T. Wayne Davis    John R. Kennedy    William M.
                                     Isaac

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Company has selected the firm of PricewaterhouseCoopers LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending December 31, 2002. That firm has served as the auditors for the Company since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                             SHAREHOLDER PROPOSALS

   Shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2003 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 3, 2003. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

   In accordance with the Company's Bylaws, shareholders who wish to submit a proposal for consideration at the Company's 2003 annual meeting of shareholders but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, must deliver a copy of their proposal to the Company at its principal executive offices no later than January 3, 2003.

                                 ANNUAL REPORT

   A copy of the Company's Annual Report for the year ended December 31, 2001 accompanies this Proxy Statement. Additional copies may be obtained by writing to Tyra Tutor, Vice President at 1 Independent Drive, Jacksonville, Florida 32202.

                           EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company's management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc. and/or Morrow & Co., Inc. to aid in the solicitation of proxies for which the Company anticipates it would pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

Date: April 25, 2002

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                MPS GROUP, INC.
                              1 Independent Drive
                          Jacksonville, Florida 32202

          This Proxy is solicited on Behalf of the Board of Directors.

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of MPS Group, Inc., a Florida corporation (the "Company"), do hereby nominate, constitute, and appoint Derek E. Dewan and Timothy D. Payne, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on April 5, 2002, at the Annual Meeting of its Shareholders to be held at The Lodge and Club at Ponte Vedra, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida, on May 20, 2002, at 9:00 a.m., local time, or at any adjournment thereof.

1. Election of the following nominees as directors:

Derek E. Dewan, Timothy D. Payne, Peter J. Tanous, T. Wayne Davis, John R. Kennedy, Michael D. Abney, William M. Issac, George J. Mitchell, Michael L. Huyghue, and Darla D. Moore

[_] FOR all nominees listed (except       [_] WITHHOLD AUTHORITY to vote for all
    as marked to the contrary)                nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's, name(s) in the space provided below.)

--------------------------------------------------------------------------------
                         (Continued on the other side)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. Please sign exactly as your name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature if held jointly

                                                    ----------------------------

                                                    Dated:               , 2002
                                                          ---------------

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                     THE ENCLOSED SELF-ADDRESSED ENVELOPE.